UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

EAGLE GROWTH AND INCOME OPPORTUNITIES FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EAGLE GROWTH AND INCOME OPPORTUNITIES FUND

227 West Monroe Street, Suite 3200

Chicago, IL 60606

SUPPLEMENT TO PROXY STATEMENT FOR THE

SPECIAL MEETING OF SHAREHOLDERS

Originally Scheduled to be held on January 21, 2020 and Adjourned to February 10, 2020

The following information relates to the proxy statement dated November 29, 2019, along with the supplements dated December 18, 2019 and January 21, 2020 (the "Proxy Statement"), for Eagle Growth and Income Opportunities Fund (the "Fund") for use at the Special Meeting of Shareholders of the Fund, and any adjournment or postponement thereof (the "Special Meeting"). The Special Meeting was originally scheduled to be held on Tuesday, January 21, 2020, at 9:00 a.m., C.T., was initially adjourned to January 27, 2020, and has further been adjourned to Monday, February 10, 2020 at 9:00 a.m., C.T.

The Notice of Special Meeting of Shareholders, Proxy Statement and a Proxy Card for the Fund are available to you on the Fund's website – www.thlcreditegif.com. You are encouraged to review all of the information contained in the proxy materials before voting.

This supplement is dated January 27, 2020 and is being mailed, on or about January 29, 2020, to all shareholders of record of the Fund at the close of business on November 18, 2019 (the "Record Date").

SUPPLEMENTAL DISCLOSURE

The Special Meeting has been adjourned to Monday, February 10, 2020, at 9:00 a.m., C.T., at the office of the Fund, 227 West Monroe Street, Suite 3200, Chicago, IL 60606. Shareholders of record at the close of business on the Record Date will be entitled to vote at the adjourned Special Meeting.

At the adjourned Special Meeting, shareholders will be asked to approve a new advisory agreement between THL Credit Advisors LLC ("THL Credit") and the Fund, along with a new sub-advisory agreement between THL Credit and Eagle Asset Management, Inc. ("Eagle") THL Credit and Eagle continue to serve as the Fund's investment adviser and sub-investment adviser under interim investment advisory and sub-advisory agreements. Additionally, shareholders will be asked to vote on the change in the Fund's termination date from May 14, 2027 to May 14, 2024.

Although the substantial majority of the Fund's shareholders who have voted their shares in connection with the Special Meeting have voted in favor of each of these proposals, the Fund has not obtained the vote required to approve any of the proposals.

We encourage shareholders to vote their proxies by calling the toll-free number or accessing the website listed on your proxy card or voting instructions, or by returning a signed, dated, and marked proxy or voting instruction form in the postage-paid envelope as soon as possible. For votes to be counted at the adjourned Special Meeting, those votes must be received prior to 11:59 PM EST on February 9, 2020.

YOUR VOTE IS NEEDED!

We urge shareholders who have not already voted or submitted a proxy for use at the Special Meeting to do so promptly. If you have already voted or submitted a proxy, you do not need to take any further action, or you may change your vote or revoke your proxy with respect to any of the proposals described in the Proxy Statement in any of the ways described in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.